NORTH EAST INSURANCE COMPANY

                              POWER OF ATTORNEY


KNOW ALL BY THESE PRESENTS, that I hereby constitute and appoint Robert G. Schatz, Graham S. Payne, and Samuel M. Koren my true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, from time to time, to sign a registration statement on Form SB-2 relating to a rights offering of not more than 3,200,000 shares of Common Stock of North East Insurance Company, and any amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and state securities administrators, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Witness my signature on the date set forth below:


Date:
                                       Name: